Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

dated as of December 14, 2021

among

Huntington Ingalls Industries, Inc.,

The Guarantors Party Hereto

and

Wells Fargo Bank, National Association,
as Trustee

____________________________

3.483% Senior Notes due 2027

Exhibit 4.4
THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of December 14, 2021, among Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), Alion Holding Corp., a Delaware corporation (“Alion Holding”), Alion Science and Technology Corporation, a Delaware corporation (“Alion Science”), MacAulay-Brown, Inc., an Ohio corporation (“MacB”), Commonwealth Technology Innovation LLC, a Virginia limited liability company (“CTI”) and Enlighten IT Consulting LLC, a Maryland limited liability company (“Enlighten,” and each of Alion Holding, Alion Science, MacB, and CTI, an “Undersigned”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 1, 2017, as modified by the First Supplemental Indenture dated as of August 27, 2019 and the Second Supplemental Indenture, dated as of June 30, 2020 (as so modified, the “Indenture”), relating to the Company’s 3.483% Senior Notes due 2027 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Domestic Subsidiaries that Guarantee, and any Wholly Owned Domestic Subsidiaries that Incur, Debt under the Credit Agreement or that Guarantee or Incur Debt after the Issue Date under any other Credit Facility to enter into this Third Supplemental Indenture to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Third Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Third Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Third Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile, email or other electronic format (i.e., “pdf,” “tif” “jpg” or other electronically imaged signatures, including, without limitation, DocuSign or AdobeSign) transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. This Third Supplemental Indenture may be signed by or on behalf of the Company, the Undersigned and the Trustee by manual, facsimile or pdf or other electronically imaged signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

Exhibit 4.4
Section 5. This Third Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Third Supplemental Indenture will henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Exhibit 4.4
IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

Huntington Ingalls Industries, Inc., as Issuer

By:___________________________________
                Name:    D. R. Wyatt
                Title:    Corporate Vice President and Treasurer

Guarantors

Alion Holding Corp.
Alion Science and Technology Corporation
MacAulay-Brown, Inc.
Commonwealth Technology Innovation LLC
Enlighten IT Consulting LLC

By:___________________________________
     Name:    D. R. Wyatt
    Title: Treasurer

Wells Fargo Bank, National Association, as Trustee

By:_________________________________
                Name:
                Title:

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